EXHIBIT 10.10 - Certificate of Insurance - Port Authority of New York and New Jersey- Airport Premises Liability

Aviation Risk Management ASSOCIATES, Inc.

CERTIFICATE OF INSURANCE

This is to certify that the following policy(s), subject to the terms, conditions, limitations and endorsements contained therein, and during their effective period, have been issued by the insurance company(s) listed below. NOTE: The inclusion of persons or entities as "Insureds" only applies to that persons' or entities' contingent liability arising out of the operations of the Named Insured, which are the subject of coverage under a policy or policies referenced herein, unless otherwise noted.

CERTIFICATE HOLDER:
The Port Authority of New York and New Jersey
2 Montgomery Street, 3rd Floor
Jersey City, NJ 07302

NAMED INSURED:
Baltia Air Lines, Inc.
Building 151, Room 361
JFK International Airport
Jamaica, NY 11430

This will confirm that the policies, as generally described below, are subject to all terms, conditions and exclusions contained in such policies issued to the insured.

COVERAGE:	*Airport Premises Liability*
POLICY PERIOD:	*12:01 A.M. September 13, 2015 to 12:01 A.M. September 13, 2016*
INSURER & POLICY NUMBER:	*See schedule attached.*
LIMITS OF LIABILITY:	*$10,000,000. Combined single limit each occurrence*
DESCRIPTION OF INSURANCE:	*The Certificate holder including its officers, employees and representatives are included as insureds and shall be provided 30 days notice of cancellation, 10 days in the event of non-payment.*

As respects each Certificate Holder(s) respective interests, this Certificate of Insurance shall automatically terminate upon the earlier of: (i) Policy expiration; (ii) Cancellation of the policies prior to policy expiration, as notified to the Certificate Holder(s) as required herein; (iii) agreed termination of the Contract(s); and/or in the case of physical damage insurance relating to those Certificate Holder(s) who have insurable interest in the Equipment as of the date of issuance of this Certificate of Insurance: agreed termination of the Named Insured's and/or the Certificate Holder(s) insurable interest in the Equipment. This Certificate of Insurance is issued as a summary of the insurances under the policies noted above and confers no rights upon the Certificate Holder(s) as regards the insurances other than those provided by the policies. The undersigned has been authorized by the above insurers to issue this certificate on their behalf and is not an insurer and has no liability of any sort under the above policies as an insurer as a result of this certification.

Certificate Number: 04
Date of Issue: September 14, 2015

Marie Fini

Authorized Representative ***Marie Fini***

Aviation Risk Management Associates, Inc.
377 W. Virginia St. Crystal Lake, IL 60014
P. 815-356-8811 F. 815-356-8822

BALTIA AIRLINES INC.
Aircraft Hull & Liability
Policy Term: September 13, 2015-September 13, 2016

Schedule of Security

Insurance Company	Policy No.
Underwriters at Lloyds and Various Insurance Companies	AVNPE 1500137
XL Insurance Specialty	UA00009913AV15A
Great American Insurance Company	QS2406128-01